1 | P a g e May 2024 Cardinal Expands into Colwich, Kansas On January 31, 2024, Cardinal Colwich, LLC, completed the acquisition of substantially all the assets of what was known as Element, LLC, in Colwich, Kansas. Cardinal Colwich, LLC is a wholly owned subsidiary of Cardinal Ethanol, LLC. The facility is capable of producing ethanol, high protein distillers’ grains, and corn oil. The facility was idled in April of 2023 and placed in Receivership. During those nearly 10 months, most of the staff remained employed at the facility in anticipation of eventually starting up the plant. As of February 1, 2024, Cardinal Colwich employed 34 outstanding folks to get the ball rolling toward operating the new facility. The team didn’t hesitate to spring into action to take all the necessary procedures to do preventive maintenance, equipment checks, permitting and safety coordination, internal control infrastructure, employee onboarding and benefits and many other tasks as everyone is excited to see steam rolling out of the stack again! Pictured above is the first load of corn to dump at Cardinal Colwich, LLC on March 12, 2024. We look forward to continuing to see what our team does as we work to get the plant ready for producing ethanol in the near future. Pictured above is the first load of grain unloaded at the Cardinal Colwich facility.

2 | P a g e Important Information Regarding K-1 Tax Forms Many unitholders have noticed that the K-1’s for 2023 were marked “Draft”. During calendar 2023, Cardinal Ethanol placed into service the Advanced Processing Package by ICM. This is new technology that will provide the Union City plant with the ability to create more valuable co- products from the mash stream. The cost of the technology was approximately $50 million. Of that cost, approximately $43 million was machinery and equipment. Under existing tax law, the company was allowed to deduct and pass through eighty percent of the cost of that $43 million as “bonus depreciation”. On January 31, 2024, the U.S. House of Representatives passed a bill known as the Tax Relief for American Families and Workers Act of 2024 and sent it to the U.S. Senate for a vote. That bill has a provision that retroactively changes the percentage deductible for “bonus depreciation” in 2023 from eighty percent to one hundred percent. This represents a potential additional deduction of approximately $8,600,000, or about $600 per unit for 2023. Due to the potential impact the bill would have for our investors, a decision was made to extend the partnership return until the U.S. Senate voted on the bill. This decision was made so that we would not cause the more than one thousand unitholders to amend their individual returns if the Senate subsequently passed the bill. We were aware that a majority of unitholders would want K-1s to estimate their 2023 and 2024 taxes, though. We took the step of sending the draft K-1’s to all unitholders as if the current law for 2023, eighty percent bonus depreciation, would be the final outcome. We also included a letter in the K-1 package explaining this. This provides each unitholder and their tax preparer with the ability to discuss the bill and its impact on their individual tax situation and decide whether to file their return for 2023, taking the chance that they may have to amend it later or to wait until the Senate takes action on the bill or notifies the country that it will not take any action. We will continue to monitor the situation so that we can issue final K-1’s once the issue is resolved. Please keep in mind moving forward that the addition of the Kansas facility will initiate the generation of a Kansas K-1 for investors moving forward. We encourage you to consult and plan for the complexities associated with your Cardinal Ethanol K-1s with your tax advisors. Distributions On May 21, 2024, the Board voted to make a $150 per unit distribution to members as of that date. The distribution will be paid by the beginning of June. Remember to keep us updated with your current contact information so that we can get all information to you efficiently. When you call our office with any investor related questions, you will want to speak with Bill Dartt or Ashleigh Lawrence.

3 | P a g e Fiscal Quarter Ended March, 31 2024, Financial Results Below are the condensed income statements and balance sheets from our annual report filed on Form 10-Q for the quarter ended March 31, 2024. Some of the highlights and key information from the fiscal year include: • Net income was approximately $1.2 million or about $81 per unit for the six months ended March 31, 2024, compared to a net income of approximately $29.4 million or about $2,012 per unit for the same period in 2023. • Our ethanol gallons sold decreased for the six months ended March 31, 2024, as compared to the same period in 2023 which results largely from the extended shutdown during November 2023 associated with the high protein feed system installation and decreased production rates experienced since installation. • The average price per gallon of ethanol sold for the six months ended March 31, 2024, was approximately 26% lower than the average price for the same period in 2023, primarily because of decreased energy prices and corn prices. • Our DDGS tons sold decreased by approximately 24% for the six months ended March 31, 2024, as compared to the same period in 2023 primarily due to lower ethanol production for the period. • DDGS prices were down approximately 20% for the six months ended March 31, 2024, compared to the same period in 2023 due to lower corn and soybean meal prices. • We installed a high protein feed system during November 2023. During the six months ended March 31, 2024, we sold a small amount of corn fermented protein (CFP). Management expected CFP will become a significant new source of revenue now that the system is operating, however, we expect there will be a period of time as we work through the changes the new process brings, before we will be operating at historic levels. • We experienced a decrease in corn oil sold of approximately 48% for the six months ended March 31, 2024, as compared to the same period in 2023 resulting primarily from lower ethanol production during the current period. • Corn oil prices were down approximately 20% for the six months ended March 31, 2024, compared to the same period in 2023 due to a decrease in soybean oil prices and biodiesel production. • Our revenues from soybean sales decreased for the six months ended March 31, 2024, as compared to the same period in 2023. This decrease is primarily a result of a decrease in bushels sold of approximately 18%. This decrease is primarily due to delayed timing of soybean sales in order to capture a more conducive market. • We used approximately 28% less bushels of corn to produce our ethanol, distillers’ grain and corn oil in the six months ended March 31, 2024, compared to the same period in 2023 due to decreased ethanol production levels for the current period largely associated with the installation of the high protein process during the period.

4 | P a g e • Corn prices decreased approximately 28% for the six months ended March 31, 2024, compared to the same period in 2023, primarily because of a lower demand for corn this year due to a plentiful 2023 harvest. • The cost of natural gas was approximately 26% lower in the six months ended March 31, 2024, compared to the same period in 2023 due to a mild winter and a decrease in the price of crude oil and less volatility in prices. • During the six months ended March 31, 2024, we purchased approximately 18% less bushels of soybeans compared to the same period in 2023 primarily due to storage space related to the plant shutdown for installation of the high protein feed system. *This information has been derived from the audited Financial Statements and accompanying notes included in our Annual Report on Form 10- K and the unaudited Financial Statements and accompanying notes included in our Quarterly Report on Form 10-Q, which are available at the SEC’s website at: www.sec.gov. You can also access the Annual and Quarterly Reports at Cardinal’s website: www.cardinalethanol.com More detailed financials and financial footnotes, along with other information, can be found in our quarterly and annual reports filed with the Securities Exchange Commission (SEC). These are available by linking from our website to the SEC website; simply click on “Investors” then “SEC Info”. Please call our office if you need any assistance in obtaining or understanding the reports. Statements of Operations (Six Months Ended) 3/31/2024 3/31/2023 Revenues 148,542,857$ 265,719,575$ Cost of Goods Sold 141,947,079 232,343,763 Gross Profit 6,595,778 33,375,812 Operating Expenses 6,133,148 4,627,371 Operating Income 462,630 28,748,441 Other Income 721,013 631,910 Net Income 1,183,643$ 29,380,351$ Net Income (Loss) Per Unit 81$ 2,012$ Balance Sheets 3/31/2024 9/30/2023 Assets 266,258,766$ 232,768,247$ Current Liabilities 38,649,344$ 28,027,888$ Long Term Debt 61,104,791$ 32,207,342$ Member's Equity 166,504,631$ 172,533,017$ Total Liabilities & Member's Equity 266,258,766$ 232,768,247$ Book Value Per Share 11,400$ 11,812$ 2nd Quarter 2024 Financial Results *

5 | P a g e Carbon Capture on the Horizon Cardinal Ethanol is continuing the efforts to lower our carbon footprint by moving forward with our Carbon Capture and Sequestration Project (CCS). This project is a joint partnership with our technical team, Vault 44.01 and Cardinal Ethanol. The Vault and Cardinal Ethanol partnership is known as One Carbon Partnership (OCP). Carbon Capture and Sequestration is the process of capturing, compressing, and permanently storing carbon dioxide (CO2) that would otherwise be released into the atmosphere, into secure, deep underground geologic formations. To capture and inject carbon deep underground, we must receive a Class VI carbon injection permit. Currently, our application for the Class VI permit has been submitted to EPA and we are waiting for a draft permit to be issued. OCP has been actively communicating with local community leaders, area landowners, and state and federal agencies to discuss the project and provide answers to questions involving the project. As our commitment to continual outreach, OCP is planning an informational Open House to further discuss the details of the project. The Open House is scheduled for June 19, 2024 from 10:00 am – 6:00 pm. There is currently not a definite timeline for completion of the project, but expectations are we should be operational by late 2025. APP – Corn Fermented Protein During the 4th quarter of 2023, the Union City facility installed equipment to enhance the value of the DDGS product. Once fully implemented the Advance Processing Package or APP, is expected to enable Cardinal to produce a 50% protein feed product as well as DDGS. APP has the potential to improve efficiencies and reduce the carbon footprint at the facility. CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This communication contains forward looking statements regarding future events, future business operations or other future prospects. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. Cardinal Ethanol disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events or otherwise. Certain of these risk and uncertainties are described in our filings with the SEC which are available at the SEC’s website at www.sec.gov.